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                 [MINNESOTA LIFE INSURANCE COMPANY LETTERHEAD]

                                                                   EXHIBIT 99.2E

                                                       [LOGO FOR MINNESOTA LIFE]



April 4, 2001




Minnesota Life Insurance Company
400 Robert Street North
St. Paul, Minnesota  55101


Re:  Variable Universal Life Insurance Policies
     Form S-6; File Number 33-85496


Dear Sir or Madam:


This opinion is furnished in connection with the filing of Post-Effective Amendment Number 8 to the Registration Statement on Form S-6 ("Registration Statement"), File Number 33-85496, which covers premiums expected to be received under group and individual Variable Universal Life Insurance Policies ("Policies") on the form referenced above and offered by Minnesota Life Insurance Company ("Minnesota Life"). The prospectus included in the Registration Statement describes Policies offered by Minnesota Life in each state where the Policies have been approved by appropriate state insurance authorities. The policy form was prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto. In my opinion:


   1. The descriptions of death benefits and account values for the Policies, described under the headings "Death Benefit" and "Account Values" and fully illustrated in Appendix A of the prospectus entitled "Illustrations of Account Values and Death Benefits" and in Appendix
          B of the prospectus entitled "Policy Loan Example" are consistent with the provisions of the Policies and the administrative procedures of Minnesota Life. This rate structure of the Policies has not been designed and the assumptions for the illustrations have not been selected so as to make the relationship between premiums and benefits, as shown in the illustrations, appear to be disproportionately more favorable to a prospective purchaser of a Policy for persons of the age and death benefit option illustrated than for any other prospective purchasers of Policies at other ages.

   2. The illustrations include those for commonly used classifications and for premium amounts and ages appropriate to the markets in which the Policies will be sold.



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Minnesota Life Insurance Company
April 4, 2001
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I hereby consent to the use of this opinion as an exhibit to the Registration
Statement and to the reference to my name under the heading "Experts" in the prospectus.

Very truly yours,

/s/ Brian C. Anderson

Brian C. Anderson, F.S.A.
Associate Actuary

BCA:pjh